Apollo Global Management, LLC Second Quarter 2017 Earnings Exhibit 99.2 August 2, 2017

▪ Economic Net Income (“ENI”) of $183.5 million ($0.46/share) ▪ Fee Related Earnings (“FRE”) of $140.5 million (409.4 million shares(1)) ▪ Distributable Earnings (“DE”) After Taxes and Related Payables of $246.2 million ($0.60/share) ▪ Declared 2Q'17 distribution of $0.52 per Class A share and equivalent (payout ratio of 87%) GAAP Results Assets Under Management Apollo 2Q'17 Financial Results Highlights Business Drivers ▪ Total Assets Under Management (“AUM”) of $231.8 billion ▪ Fee-Generating AUM (“FGAUM”) of $161.0 billion ▪ Carry-Eligible AUM (“CEAUM”) of $112.4 billion and Carry-Generating AUM (“CGAUM”) of $51.8 billion ▪ Dry Powder of $49.3 billion available for investment ▪ Inflows: $35.7 billion of capital inflows ($54.8 billion LTM(2)) ▪ Deployment: $2.6 billion invested ($13.9 billion LTM) ▪ Realizations: $2.7 billion of capital returned to investors ($7.3 billion LTM) ▪ Performance: Private Equity Fund Appreciation 1.9% (19.6% LTM) Credit Gross Return(3) 2.1% (10.4% LTM) Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 32 to 36. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 5, 18 and 23. (1) Shares are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding and restricted share units (“RSUs”) that participate in distributions. (2) “LTM” refers to the last twelve months ended June 30, 2017. (3) Represents total Credit gross return, excluding assets managed by Athene Asset Management, L.P. (“AAM”) that are not directly invested in Apollo funds or sub-advised by Apollo. Total Credit net return was 1.8% for 2Q'17 and 9.1% for LTM. 1 Non-GAAP Measures & Distribution ▪ Net Income of $192.9 million ▪ Net Income Attributable to Apollo Global Management, LLC Class A Shareholders of $86.9 million ($0.44/ share)

GAAP Consolidated Statements of Operations (Unaudited)

APOLLO

- Net Income was $192.9 million for the quarter; Net Income Attributable to Apollo Global Management, LLC Class A Shareholders was $86.9 million for the quarter

($ in thousands, except share data)	2Q'16	1Q'17	2Q'17	YTD'16	YTD'17
Revenues:					
Management fees from related parties	$267,063	$269,543	$281,305	$500,858	$550,848
Advisory and transaction fees from related parties, net	64,899	15,067	23,629	72,898	38,696
Carried interest income from related parties	328,485	358,941	127,938	207,517	486,879
Total Revenues	660,447	643,551	432,872	781,273	1,076,423
Expenses:					
Compensation and benefits:					
Salary, bonus and benefits	100,188	101,613	105,545	197,422	207,158
Equity-based compensation	34,038	23,107	22,740	48,040	45,847
Profit sharing expense	127,220	144,324	58,059	89,615	202,383
Total Compensation and Benefits	261,446	269,044	186,344	335,077	455,388
Interest expense	9,800	12,999	13,195	17,673	26,194
General, administrative and other	70,088	62,040	59,729	128,719	121,769
Placement fees	2,064	1,905	5,258	3,828	7,163
Total Expenses	343,398	345,988	264,526	485,297	610,514
Other Income:					
Net gains (losses) from investment activities	89,010	34,517	(513)	32,541	34,004
Net gains from investment activities of consolidated variable interest entities	698	4,108	6,132	2,017	10,240
Income from equity method investments	44,960	38,553	16,836	41,143	55,389
Interest income	1,296	803	622	1,881	1,425
Other income, net	778	18,647	742	525	19,389
Total Other Income	136,742	96,628	23,819	78,107	120,447
Income before income tax (provision) benefit	453,791	394,191	192,165	374,083	586,356
Income tax (provision) benefit	(37,988)	(39,161)	777	(32,841)	(38,384)
Net Income	415,803	355,030	192,942	341,242	547,972
Net income attributable to Non-Controlling Interests	(241,711)	(209,834)	(101,262)	(199,978)	(311,096)
Net Income Attributable to Apollo Global Management, LLC	174,092	145,196	91,680	141,264	236,876
Net income attributable to Preferred Shareholders	—	—	(4,772)	—	(4,772)
Net Income Attributable to Apollo Global Management, LLC Class A Shareholders	$174,092	$145,196	$86,908	$141,264	$232,104
Distributions Declared and Paid per Class A Share	$0.25	$0.45	$0.49	$0.53	$0.94
Net Income Per Class A Share:					
Net Income Available to Class A Share – Basic	$0.91	$0.75	$0.44	$0.74	$1.19
Net Income Available to Class A Share – Diluted	$0.91	$0.75	$0.44	$0.74	$1.19
Weighted Average Number of Class A Shares Outstanding – Basic	183,695,920	186,537,367	190,591,756	183,180,625	188,564,562
Weighted Average Number of Class A Shares Outstanding – Diluted	183,695,920	186,537,367	190,591,756	183,180,625	188,564,562

2

($ in thousands, except share data) As of June 30, 2017 As of December 31, 2016 Assets: Cash and cash equivalents $1,070,805 $806,329 Cash and cash equivalents held at consolidated funds 9,672 7,335 Restricted cash 5,023 4,680 Investments 1,576,839 1,494,744 Assets of consolidated variable interest entities 1,150,065 1,001,811 Carried interest receivable 1,270,311 1,257,105 Due from related parties 282,502 254,853 Deferred tax assets 598,397 572,263 Other assets 149,700 118,860 Goodwill 88,852 88,852 Intangible assets, net 19,754 22,721 Total Assets $6,221,920 $5,629,553 Liabilities and Shareholders’ Equity Liabilities: Accounts payable and accrued expenses $60,094 $57,465 Accrued compensation and benefits 97,515 52,754 Deferred revenue 116,095 174,893 Due to related parties 612,772 638,126 Profit sharing payable 581,854 550,148 Debt 1,358,444 1,352,447 Liabilities of consolidated variable interest entities 946,528 854,579 Other liabilities 95,430 81,613 Total Liabilities 3,868,732 3,762,025 Shareholders’ Equity: Apollo Global Management, LLC shareholders’ equity: Preferred shares (11,000,000 and 0 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively) 264,398 — Class A shares, no par value, unlimited shares authorized, 192,756,044 and 185,460,294 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively — — Class B shares, no par value, unlimited shares authorized, 1 share issued and outstanding at June 30, 2017 and December 31, 2016 — — Additional paid in capital 1,716,138 1,830,025 Accumulated deficit (755,465) (986,186) Accumulated other comprehensive loss (3,022) (8,723) Total Apollo Global Management, LLC shareholders’ equity 1,222,049 835,116 Non-Controlling Interests in consolidated entities 137,280 90,063 Non-Controlling Interests in Apollo Operating Group 993,859 942,349 Total Shareholders’ Equity 2,353,188 1,867,528 Total Liabilities and Shareholders’ Equity $6,221,920 $5,629,553 GAAP Consolidated Statements of Financial Condition (Unaudited) ▪ Total assets were $6.2 billion as of June 30, 2017, an increase of $0.6 billion, or 11%, compared to December 31, 2016 3

Summary of Non-GAAP Measures

APOLLO

($ in thousands, except per share data)	2Q'16	1Q'17	2Q'17	YTD'16	YTD'17
Management Fees	$241,633	$252,053	$266,908	$472,566	$518,961
Advisory and Transaction Fees from Related Parties, net	64,899	15,067	23,629	72,898	38,696
Carried Interest Income from Related Parties	328,485	359,006	128,266	207,517	487,272
Total Segment Revenues	**635,017**	**626,126**	**418,803**	**752,981**	**1,044,929**
Salary, Bonus and Benefits	94,522	94,721	98,560	186,892	193,281
Equity-Based Compensation	15,722	16,745	17,566	32,442	34,311
Profit Sharing Expense	124,733	148,275	58,001	91,240	206,276
Other Expenses	63,307	55,836	58,933	117,369	114,769
Total Segment Expenses	**298,284**	**315,577**	**233,060**	**427,943**	**548,637**
Segment Other Income Net of Non-Controlling Interests	122,401	79,446	4,974	52,206	84,420
Economic Income[(1)]	**$459,134**	**$389,995**	**$190,717**	**$377,244**	**$580,712**
Taxes	(64,283)	(58,372)	(2,397)	(55,357)	(60,769)
Preferred Distributions	—	—	(4,772)	—	(4,772)
Economic Net Income	**$394,851**	**$331,623**	**$183,548**	**$321,887**	**$515,171**
Per Share	*$0.98*	*$0.82*	*$0.46*	*$0.80*	*$1.28*
Fee Related Earnings	**$153,122**	**$134,475**	**$140,464**	**$251,926**	**$274,939**
Distributable Earnings	**$164,315**	**$239,605**	**$257,706**	**$269,070**	**$497,311**
Taxes and Related Payables	(2,968)	(6,348)	(6,724)	(5,241)	(13,072)
Preferred Distributions	—	—	(4,772)	—	(4,772)
Distributable Earnings After Taxes and Related Payables	**$161,347**	**$233,257**	**$246,210**	**$263,829**	**$479,467**
Per Share of Common & Equivalent[(2)]	*$0.40*	*$0.57*	*$0.60*	*$0.65*	*$1.17*
Net Distribution per Share of Common & Equivalent[(2)]	**$0.37**	**$0.49**	**$0.52**	**$0.62**	**$1.01**
Payout Ratio	*93%*	*86%*	*87%*	*95%*	*86%*

(1) YTD'17 includes $17.5 million in insurance proceeds received in connection with fees and expenses relating to a legal proceeding, which was recorded in Other income (loss).

(2) Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding and RSUs that participate in distributions (collectively referred to as "common & equivalents"). See page 25 for details regarding the shareholder distribution and page 26 for the share reconciliation.

4

Reconciliation of GAAP to Non-GAAP Measures

APOLLO

($ in thousands)	2Q'16	1Q'17	2Q'17	YTD'16	YTD'17
GAAP Net Income Attributable to Apollo Global Management, LLC Class A Shareholders	$174,092	$145,196	$86,908	$141,264	$232,104
Preferred distributions	—	—	4,772	—	4,772
Net income attributable to Non-Controlling Interests in consolidated entities	2,078	3,384	4,535	4,113	7,919
Net income attributable to Non-Controlling Interests in the Apollo Operating Group	239,633	206,450	96,727	195,865	303,177
GAAP Net Income	$415,803	$355,030	$192,942	$341,242	$547,972
Income tax provision (benefit)	37,988	39,161	(777)	32,841	38,384
GAAP Income Before Income Tax Provision (Benefit)	$453,791	$394,191	$192,165	$374,083	$586,356
Transaction related charges and equity-based compensation[(1)]	7,421	(812)	3,087	7,274	2,275
Net income attributable to Non-Controlling Interests in consolidated entities	(2,078)	(3,384)	(4,535)	(4,113)	(7,919)
Economic Income	$459,134	$389,995	$190,717	$377,244	$580,712
Income tax provision on Economic Income	(64,283)	(58,372)	(2,397)	(55,357)	(60,769)
Preferred distributions	—	—	(4,772)	—	(4,772)
Economic Net Income	$394,851	$331,623	$183,548	$321,887	$515,171
Preferred distributions	—	—	4,772	—	4,772
Income tax provision on Economic Income	64,283	58,372	2,397	55,357	60,769
Carried interest income from related parties[(2)]	(322,193)	(358,280)	(122,529)	(192,308)	(480,809)
Profit sharing expense	124,733	148,275	58,001	91,240	206,276
Equity-based compensation	15,722	16,745	17,566	32,442	34,311
Income from equity method investments	(44,706)	(39,214)	(17,219)	(40,847)	(56,433)
Net (gains) losses from investment activities	(88,498)	(34,490)	399	(31,999)	(34,091)
Net interest loss	8,886	11,988	12,067	15,777	24,055
Other	44	(544)	1,462	377	918
Fee Related Earnings	$153,122	$134,475	$140,464	$251,926	$274,939
Net realized carried interest income	11,791	97,012	113,971	18,608	210,983
Non-cash revenues	(843)	(843)	(842)	(1,685)	(1,685)
Realized income from equity method investments	6,891	18,436	13,658	11,240	32,094
Net interest loss	(8,886)	(11,988)	(12,067)	(15,777)	(24,055)
Depreciation and amortization	2,516	2,513	2,522	5,097	5,035
Other	(276)	—	—	(339)	—
Distributable Earnings	$164,315	$239,605	$257,706	$269,070	$497,311
Taxes and related payables	(2,968)	(6,348)	(6,724)	(5,241)	(13,072)
Preferred distributions	—	—	(4,772)	—	(4,772)
Distributable Earnings After Taxes and Related Payables	$161,347	$233,257	$246,210	$263,829	$479,467

(1) Transaction-related charges include equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. Equity-based compensation adjustment represents non-cash revenues and expenses related to equity awards granted by unconsolidated related parties to employees of Apollo.

(2) Excludes carried interest income from a publicly traded business development company we manage.

5

Private Equity

APOLLO

Commentary

- Economic Income driven by Fee Related Earnings, which rose 21% quarter-over-quarter excluding one-time insurance proceeds recognized in the first quarter
- Record inflows driven by commitments for ninth flagship Private Equity fund; capital committed at quarter end totaled $24.3 billion
- Private Equity fund appreciation during the quarter of 1.9%[1] reflects appreciation in private and public portfolio company holdings, partially offset by depreciation in energy investments due to declines in commodity pricing
- Realization activity driven by the sale of Double Eagle, secondary sales of Hostess Brands and Warrior Met Coal, and dividends from ADT and Outerwall
- Deployed $0.7 billion and committed to invest $2.0 billion (including $0.4 billion in co-investments) during the quarter; total committed but not yet deployed capital[2] at quarter end was $3.2 billion (excluding co-investments) of which $2.0 billion related to energy asset build-ups expected to be deployed over time

Business Drivers

	2Q'17	YTD	LTM
Inflows	$23.8bn	$24.1bn	$26.2bn
Deployment	$723mm	$2.3bn	$6.7bn
Realizations	$1.4bn	$2.4bn	$3.2bn
Performance[1]	1.9%	10.1%	19.6%

Financial Results Summary

($ in thousands)	2Q'16	1Q'17	2Q'17
Management fees	$76,518	$77,398	$77,275
Advisory and transaction fees	58,301	11,772	19,302
Carried interest income	208,111	319,080	38,125
Total Revenues	342,930	408,250	134,702
Compensation and benefits	106,004	168,832	56,614
Other expenses	21,636	17,494	17,958
Total Expenses	127,640	186,326	74,572
Other Income	34,956	48,672	6,693
Economic Income	**$250,246**	**$270,596**	**$66,823**
Fee Related Earnings	**$81,960**	**$58,001**	**$49,095**

Supplemental Information

$68 billion AUM



Committed $3bn(2)
Dry Powder $36bn
Invested AUM $29bn
Other $3bn(3)
Co-Investments $5bn(4)

Traditional PE Funds Inception-to-date Gross / Net IRR ***39% / 25%***

PE Portfolio Composition: 75% Private / 25% Public[7]

Public Equity Holdings	*Fund*	*Shares Held (mm)*
Ladbrokes (LCL)	*Fund VI & VII*	*130.9*
Presidio (PSDO)	*Fund VIII*	*67.0*
EP Energy (EPE)	*Fund VII & ANRP I*	*62.6*
Welspun Corp (WLCO IN)	*Fund VII & ANRP I*	*44.8*
Norwegian (NCLH)[5]	*Fund VI & VII*	*36.1*
Caesars Acquisition (CACQ)[5][6]	*Fund VI*	*28.0*
Parsley Energy (PE)	*ANRP I & ANRP II*	*14.9*
Warrior Met Coal (HCC)	*Fund VIII & ANRP I*	*5.3*
Welspun Enterprises (WEL IN)	*Fund VII & ANRP*	*4.4*

(1) Represents private equity fund appreciation (depreciation) as defined in the non-GAAP financial information and definitions section of this presentation. (2) Represents capital committed to investments as of June 30, 2017 by Apollo's private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested. (3) Other represents approximately $3 billion of uncalled commitments which can be called for fund fees and expenses only and are not available for investment or reinvestment subject to the provisions of the applicable fund limited partnership agreements or other governing agreements. (4) Represents AUM related to co-investment vehicles. (5) Includes shares held by Athene in associated co-investment vehicles. (6) Does not include shares of Caesars Entertainment (CZR) held by Fund VI and Athene in associated co-investment vehicles. (7) Excludes Athene shares held by AAA.

6

Supplemental Private Equity Fund Information

APOLLO

Fund VI

Vintage:	2006
Fund Size:	$10.1bn
Total Invested:	$12.5bn
Realized Value:	$18.1bn
Unrealized Value:	$3.1bn
Total Value:	$21.2bn
Gross / Net IRR:	12% / 10%
Escrow Ratio[1]:	93%

***$3.1 billion** Unrealized Value*
Investment Mix



Public Investments: 70%
NCLH 52%
CACQ 15%
Private Investments 30%
Public Debt / Other 3%

Select Private Investments[3]
(in order of size as measured by fair value)

Momentive Performance Materials
Claire's Stores

Fund VII

Vintage:	2008
Fund Size:	$14.7bn
Total Invested:	$16.1bn
Realized Value:	$29.8bn
Unrealized Value:	$3.6bn
Total Value:	$33.4bn
Gross / Net IRR:	34% / 26%
Escrow Ratio[1]:	99%

***$3.6 billion** Unrealized Value*
Investment Mix



LCL 6%
EPE 6%
Public Investments: 37%
Public Debt / Other 21%
Private Investments 63%
NCLH 4%

Select Private Investments[3]
(in order of size as measured by fair value)

McGraw Hill Education
Aurum
Endemol Shine
Talos Energy
Novitex
Pinnacle

Fund VIII

Vintage:	2013
Fund Size:	$18.4bn
Committed to Date:	$13.9bn
Total Invested:	$11.3bn
Realized Value:	$2.0bn
Total Value:	$15.2bn
% Committed[4]:	76%
Gross / Net IRR:	26% / 16%

***$13.2 billion** Unrealized Value*
by Investment Year

Average Life of Investment: 1.7 yrs



2015 $4.8
Unrealized MOIC: 1.8x
Unrealized MOIC: 1.3x
2013-14 $1.9
2017 $1.3
2016 $5.2
Unrealized MOIC: 1.2x
Unrealized MOIC: 1.0x

Unrealized Value by Sector

Consumer Services	*31%*
Business Services	*17%*
Leisure	*13%*
Natural Resources	*11%*
Manufacturing and Industrial	*10%*
Financial Services	*7%*
Media/Telcom/Technology	*6%*
Consumer & Retail	*3%*
Chemicals	*2%*

ANRP I and ANRP II

Vintages:	2012 / 2016
Fund Series Size:	$4.8bn
Committed to Date:	$3.2bn
Total Invested:	$2.0bn
Realized Value:	$1.0bn
Unrealized Value:	$1.8bn
Total Value:	$2.9bn
Gross / Net IRR (ANRP I)[2]:	13% / 9%

ANRP I and ANRP II
Portfolio



Realized Value $1.0bn
Parsley Energy (PE) 23%
Dry Powder $2.9bn
Unrealized Value $1.8bn

Select Private Investments[3]
(in order of size as measured by fair value)

Chisholm
Talos Energy
Jupiter Resources
Apex Energy

Note: Refer to the definitions of Vintage Year (Vintage), Total Invested Capital (Total Invested), Realized Value, Unrealized Value, Gross IRR, Net IRR, and Unrealized MOIC in the non-GAAP financial information & definitions section of this presentation. (1) For Escrow Ratio definition and related information, please refer to footnote (1) on page 14. (2) ANRP II returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was not deemed meaningful. (3) Investments selected based on non-performance criteria. (4) Represents the sum of capital actually invested, committed to invest or used for fees and expenses, divided by aggregate committed capital.

7

Credit

APOLLO

Commentary

- Economic Income driven by rising Fee Related Earnings and carried interest income
- Total Credit AUM of $151 billion, increasing 7% quarter-over-quarter and 13% year-over-year as the platform continues to expand
- Strong and diversified capital inflows were generated across fund categories including Permanent Capital Vehicles (Athene and AGER), Drawdown funds (EPF and FCI), Liquid/Performing funds and managed accounts (Total Return), and Advisory Assets
- Credit gross and net returns[1] of 2.1% and 1.8%, respectively, for the quarter resulting from positive returns across fund categories, with particular strength in Drawdown funds
- Capital deployment activity driven by opportunistic investments, insurance-linked securities, structured credit, and distressed European real estate

Business Drivers

	2Q'17	YTD	LTM
Inflows	**$10.3bn**	**$14.7bn**	**$24.7bn**
Deployment	**$1.2bn**	**$2.1bn**	**$3.9bn**
Realizations	**$779mm**	**$1.1bn**	**$2.2bn**
Performance[1]	**2.1%**	**4.0%**	**10.4%**

Financial Results Summary

($ in thousands)	2Q'16	1Q'17	2Q'17
Management fees	$151,252	$158,342	$169,856
Advisory and transaction fees	3,036	2,556	3,709
Carried interest income	120,443	37,258	84,040
Total Revenues	274,731	198,156	257,605
Compensation and benefits	120,178	79,931	105,061
Other expenses	36,229	33,860	35,678
Total Expenses	156,407	113,791	140,739
Other Income (Loss)	90,139	31,866	(1,168)
Non-Controlling Interest	(2,175)	(934)	(559)
Economic Income	**$206,288**	**$115,297**	**$115,139**
Fee Related Earnings	**$67,384**	**$72,212**	**$85,052**

Supplemental Information

($ in billions)

$151 billion AUM

Category	AUM	FG AUM	CE AUM	CG AUM	Gross Return[1] 2Q'17	Gross Return[1] YTD'17	Gross Return[1] LTM
Liquid/Performing	$39	$35	$21	$11	1.4%	3.4%	8.8%
Drawdown[2]	$26	$15	$21	$8	3.6%	5.3%	13.5%
Permanent Capital Vehicles							
MidCap, AINV, AFT, AIF	$13	$12	$10	$9	3.0%	5.6%	13.5%
Athene Non-Sub-Advised[3]	$55	$55	—	—			
AGER Non-Sub-Advised[3]	$7	$4	—	—			
Advisory[4]	$11	$—	—	—			
Total Credit	**$151**	**$121**	**$52**	**$28**	**2.1%**	**4.0%**	**10.4%**

(1) Represents gross return as defined in the non-GAAP financial information and definitions section of this presentation with the exception of CLO assets in Liquid/Performing which are calculated based on gross return on invested assets, which excludes cash. The 2Q'17 net returns for Liquid/Performing, Drawdown, MidCap, AINV, AFT, AIF combined and total Credit excluding Athene Non-Sub-Advised were 1.3%, 3.2%, 2.0%, and 1.8%, respectively. The YTD net returns for Liquid/Performing, Drawdown, MidCap, AINV, AFT, AIF combined and total Credit excluding Athene Non-Sub-Advised were 3.1%, 4.5%, 3.8% and 3.5%, respectively. The LTM net returns for Liquid/Performing, Drawdown, MidCap, AINV, AFT, AIF combined and total Credit excluding Athene Non-Sub-Advised were 8.2%, 11.4%, 9.4% and 9.1%, respectively. (2) Significant Drawdown funds and strategic investment accounts ("SIAs") had inception-to-date ("ITD") gross and net IRRs of 16.1% and 12.4%, respectively, as of June 30, 2017. Significant Drawdown funds and SIAs include funds and SIAs with AUM greater than $200 million that did not predominantly invest in other Apollo funds or SIAs. (3) AGER Bermuda Holding Ltd. ("AGER") currently is the holding company of Athene's German group companies. AGER has received subscriptions representing €2.2 billion from Athene and a number of global institutional investors for a capital raise conducted through a private placement. The closing of AGER is subject to regulatory approval. Athene Non-Sub-Advised and AGER Non Sub-Advised reflects total combined AUM of $79.1 billion less $17.5 billion of assets that were either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo included within other asset categories. (4) Advisory refers to certain assets advised by AAME.

8

Real Assets

APOLLO

Commentary

- Economic Income driven by Fee Related Earnings and carried interest income
- Rising Fee Related Earnings as prior launches of real estate equity funds in the U.S. and Asia complement growth in the real estate debt business to drive increasing profitability
- U.S. real estate equity funds combined gross return[(1)] of 5.0% during the quarter driven by appreciation in leisure, residential, and industrial assets
- Inflows and Deployment for the quarter driven by an increase in capital investment for the real estate debt managed accounts and the commercial mortgage REIT (ARI), as well as co-investment capital raised for real estate equity transactions in the U.S. and Asia
- Realization activity for the quarter driven primarily by the debt funds

Business Drivers

	2Q'17	YTD	LTM
Inflows	$1.7bn	$2.3bn	$3.9bn
Deployment	$746mm	$1.6bn	$3.3bn
Realizations	$516mm	$779mm	$1.9bn
Performance[(1)]	5.0%	9.3%	19.7%

Financial Results Summary

($ in thousands)	2Q'16	1Q'17	2Q'17
Management fees	$13,863	$16,313	$19,777
Advisory and transaction fees	3,562	739	618
Carried interest income (loss)	(69)	2,668	6,101
Total Revenues	17,356	19,720	26,496
Compensation and benefits	8,795	10,978	12,452
Other expenses	5,442	4,482	5,297
Total Expenses	14,237	15,460	17,749
Other Income (Loss)	(519)	(158)	8
Economic Income	**$2,600**	**$4,102**	**$8,755**
Fee Related Earnings	**$3,778**	**$4,262**	**$6,317**

Supplemental Information

$13 billion AUM



Equity
$3.3bn
Debt
$9.7bn

(1) Represents combined gross return for U.S. Real Estate Fund I and U.S. Real Estate Fund II including co-investment capital. The 2Q'17, YTD and LTM combined net returns for U.S. Real Estate Fund I and U.S. Real Estate Fund II were 4.3%, 8.0% and 16.4%, respectively. U.S. Real Estate Fund I and U.S. Real Estate Fund II's combined inception-to-date gross and net IRRs were 17.3% and 14.0%, respectively, as of June 30, 2017.

9

Total AUM & Fee-Generating AUM

APOLLO

2Q'17 Total AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Assets	Total
1Q'17	**$44,573**	**$140,932**	**$11,961**	**$197,466**
Inflows	23,771	10,289	1,650	35,710
Outflows[2]	(3)	(2,089)	(302)	(2,394)
Net Flows	23,768	8,200	1,348	33,316
Realizations	(1,361)	(779)	(516)	(2,656)
Market Activity	818	2,680	216	3,714
2Q'17	**$67,798**	**$151,033**	**$13,009**	**$231,840**

Total AUM Highlights

Private Equity: *Inflows:* Fund IX ($23.3 billion); net segment transfers ($486 million) *Realizations:* Fund VII ($390 million); ANRP I ($333 million); Fund VIII ($285 million); and ANRP II ($245 million) *Market Activity:* Appreciation driven by traditional private equity funds ($537 million) and co-investment vehicles ($335 million)

Credit: *Inflows:* Athene ($3.7 billion); AGER ($2.3 billion); Liquid/Performing funds ($1.3 billion); Total Return Fund ($807 million); EPF III ($571 million); and FCI III ($508 million) *Outflows:* Net segment transfers ($1.8 billion) *Realizations:* Drawdown funds ($470 million) and Liquid/Performing funds ($230 million) *Market activity:* Drawdown funds ($961 million); Advisory assets ($785 million); and Liquid/Performing funds ($539 million)

Real Assets: *Inflows:* Net segment transfers ($1.3 billion) and ARI ($249 million) *Outflows:* Net leverage decrease ($302 million) *Realizations:* real estate debt ($386 million) and real estate equity ($129 million) *Market Activity:* real estate equity ($121 million) and real estate debt ($95 million)

2Q'17 Fee-Generating AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Assets	Total
1Q'17	**$30,774**	**$114,914**	**$8,466**	**$154,154**
Inflows	201	7,893	1,483	9,577
Outflows[2]	(525)	(2,198)	(15)	(2,738)
Net Flows	(324)	5,695	1,468	6,839
Realizations	(503)	(411)	(346)	(1,260)
Market Activity	64	1,073	84	1,221
2Q'17	**$30,011**	**$121,271**	**$9,672**	**$160,954**

Fee-Generating AUM Highlights

Private Equity: *Inflows:* Fee-generating capital deployment ($200 million) *Outflows:* Net change in fee basis ($525 million) due to semi-annual fee basis reset *Realizations:* Fund VII ($246 million); ANRP ($164 million); and Fund VI ($94 million)

Credit: *Inflows:* Athene ($3.7 billion); Fee-generating capital deployment ($1.7 billion); Total Return Fund ($807 million); EPF III ($558 million); FCI III ($498 million); and other Liquid/Performing funds ($299 million) *Outflows:* Net segment transfers ($1.2 billion) and net change in fee basis ($875 million) *Realizations:* Liquid/Performing funds ($228 million) and Drawdown funds ($105 million) *Market activity:* Liquid/Performing funds ($515 million) and Drawdown funds ($162 million)

Real Assets: *Inflows:* Net segment transfers ($1.1 billion) and ARI ($249 million) *Realizations:* real estate debt ($315 million)

LTM Total AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Assets	Total
2Q'16	**$41,181**	**$133,884**	**$11,201**	**$186,266**
Inflows	26,238	24,687	3,923	54,848
Outflows[2]	(772)	(9,866)	(807)	(11,445)
Net Flows	25,466	14,821	3,116	43,403
Realizations	(3,170)	(2,197)	(1,907)	(7,274)
Market Activity	4,321	4,525	599	9,445
2Q'17	**$67,798**	**$151,033**	**$13,009**	**$231,840**

LTM Fee-Generating AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Assets	Total
2Q'16	**$29,530**	**$108,774**	**$7,124**	**$145,428**
Inflows	1,839	21,201	3,626	26,666
Outflows[2]	(637)	(9,821)	(19)	(10,477)
Net Flows	1,202	11,380	3,607	16,189
Realizations	(832)	(1,281)	(1,260)	(3,373)
Market Activity	111	2,398	201	2,710
2Q'17	**$30,011**	**$121,271**	**$9,672**	**$160,954**

(1) *Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.*

(2) *Included in the 2Q'17 outflows for Total AUM and FGAUM are $121.9 million and $101.7 million of redemptions, respectively. Included in the LTM outflows for Total AUM and FGAUM are $1,386.2 million and $1,292.0 million of redemptions, respectively.*

10

Carry-Eligible & Carry-Generating AUM

APOLLO

Carry-Eligible AUM

($ in millions)

Segment	2Q'16	1Q'17	2Q'17
Private Equity	$33,554	$36,134	$58,328
Credit	48,435	51,425	51,578
Real Assets	2,381	2,282	2,488
Total	**$84,370**	**$89,841**	**$112,394**

Carry-Generating AUM

($ in millions)

Segment	2Q'16	1Q'17	2Q'17
Private Equity	$16,778	$23,964	$23,141
Credit	25,945	27,752	27,839
Real Assets	494	837	797
Total	**$43,217**	**$52,553**	**$51,777**

2Q'17 Carry-Generating to Carry-Eligible AUM Reconciliation

($ in millions)

	Private Equity	Credit	Real Assets	Total
Carry-Generating AUM	**$23,141**	**$27,839**	**$797**	**$51,777**
+ Uninvested CE AUM	34,731	9,988	1,277	45,996
+ Invested AUM Not Currently Generating Carry	456	13,751	414	14,621
Carry-Eligible AUM	**$58,328**	**$51,578**	**$2,488**	**$112,394**

$112 billion

Carry-Eligible AUM



Uninvested Carry-Eligible AUM $46.0bn
Currently Generating Carry $51.8bn
Not Currently Generating Carry $14.6bn

Category / Fund ($ in billions)	Invested AUM Not Currently Generating Carry	Investment Period Active >24 Months[1]	Appreciation Required to Achieve Carry[2][3]
Private Equity	**$0.4**	**$0.4**	**23%**
Drawdown	4.3	4.2	29%
Liquid/Performing	8.8	6.8	< 250bps
		—	250-500bps
		0.5	> 500bps
MidCap, AINV, AFT, AIF	0.7	0.6	< 250bps
Credit	**13.8**	**12.1**	**12%**
Real Assets	**0.4**	**0.3**	**> 250bps**
Total	**$14.6**	**$12.8**	

(1) Represents invested AUM not currently generating carry for funds that have been investing capital for more than 24 months as of June 30, 2017.
(2) Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate carried interest for funds with an investment period greater than 24 months.
(3) All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve carry presented above. Appreciation required to achieve carry may vary by individual investor.

11

Fund IX $24.3 Other PE $4.4 Drawdown $11.0 ▪ Driven by opportunistic investments in the utilities, energy and consumer discretionary sectors as well as investments in longevity assets, structured credit and distressed European real estate Capital Deployment Capital Deployment & Dry Powder $49 billion Dry Powder ($ in billions) Private Equity Credit Real Assets 2Q'1 7 Highlight s ($ in millions) Segment 2Q'17 YTD LTM Private Equity $723 $2,288 $6,731 Credit 1,155 2,147 3,903 Real Assets 746 1,612 3,267 Total $2,624 $6,047 $13,901 Real Assets $1.4 Private Equity $36.1 Credit $11.8 Liquid/ Performing $0.6 ▪ Capital deployed in drawdown style funds and accounts across Apollo’s global integrated investment platform totaled $2.6 billion for the quarter and $6.0 billion for the six months ended June 30, 2017 ▪ Pending investment commitments in private equity that have not yet been funded (including co-investments) totaled $3.6 billion as of June 30, 2017 ▪ Dry Powder of $49.3 billion at the end of the quarter, including $35.6 billion of AUM with future management fee potential ▪ Driven by acquisition of Lumileds (lighting solutions), and various investments across our natural resources, India joint venture and special situations strategies ▪ Driven primarily by commercial mortgage lending activity across several strategies Permanent Capital Vehicles $0.2 12 Fund VIII $7.4

Segment Balance Sheet Highlights Summary Balance Sheet ($ in millions) 2Q'17 Athene/AAA(3) $766 GP Investments / Other Investments(4) 890 Total Investments $1,656 ($ in millions, except per share amounts and where noted) Through 2Q'17 Open Market Share Repurchases 1.0 Reduction of Shares Issued to Employees(5) 3.7 Total Shares Purchased 4.7 Total Capital Used for Share Purchases(6) $78 Share Repurchase Plan Authorization(7) $250 Average Price Paid Per Share(8) $16.49 Investments Detail Share Repurchase Activitythrough 2Q'17 (1) Unfunded general partner commitments related to Fund IX are subject to future syndication to Apollo employees. (2) Investments and carried interest receivable are presented on an unconsolidated basis. Investments and carried interest receivable presented in the condensed consolidated statement of financial condition include eliminations related to investments in consolidated funds and VIEs. (3) Investment in Athene/AAA primarily comprises Apollo’s direct investment of 15.7 million shares (subject to a discount due to a lack of marketability, as applicable) of Athene valued at a weighted average of $45.82 per share and 1.6 million shares of AAA valued at NAV. (4) Represents Apollo’s general partner investments in the funds it manages (excluding AAA) and other balance sheet investments. (5) Represents a reduction in Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company’s 2007 Omnibus Equity Incentive Plan (the “Plan”). (6) With respect to the reduction of 3.7 million Class A shares to be issued to employees under the Plan, amounts represent the cash used by the Company to satisfy the applicable withholding obligations in respect of certain equity-based awards granted under the Plan. (7) In February 2016, the Company announced a plan to repurchase up to $250 million in the aggregate of its Class A shares, which includes up to $150 million through a share repurchase program and up to $100 million through a reduction of Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Plan. (8) Average price paid per share reflects total capital used for share repurchases to date divided by the number of shares purchased. ▪ At June 30, 2017, Apollo had $1.1 billion in cash, $1.7 billion of investments, and $0.7 billion of net carried interest receivable for a total net value of $3.4 billion ▪ Long-term debt of $1.4 billion (with maturities in 2021, 2024 and 2026) and an undrawn $500 million revolving credit facility (expiring in 2021) ▪ Unfunded general partner commitments totaled $1.5 billion at June 30, 2017, of which $809 million related to Fund IX(1) ▪ Aggregate share repurchases under previously announced plan totaled $78 million through June 30, 2017, with $172 million remaining authorized under the plan 13 ($ in millions) 2Q'17 Cash $1,071 Investments(2) 1,656 Carried Interest Receivable(2) 1,272 Profit Sharing Payable (582) Total Net Value $3,417 Debt ($1,358) Unfunded Future Commitments $1,499

Carried Interest Receivable & Income (Loss) Detail

APOLLO

($ in thousands)	As of June 30, 2017: Carried Interest Receivable on an Unconsolidated Basis	2Q'17: Unrealized Carried Interest Income (Loss)	2Q'17: Realized Carried Interest Income	2Q'17: Total Carried Interest Income (Loss) from Related Parties	YTD'17: Unrealized Carried Interest Income (Loss)	YTD'17: Realized Carried Interest Income	YTD'17: Total Carried Interest Income (Loss) from Related Parties
Private Equity Funds							
Fund VIII	$491,304	$70,043	$25,376	$95,419	$168,076	$83,188	$251,264
Fund VII	53,278 (1)	(41,919)	—	(41,919)	(21,377)	19,817	(1,560)
Fund VI	33,259 (1)	40,054	—	40,054	75,497	—	75,497
Fund IV and V	87 (3)	(853)	—	(853)	(6,647)	—	(6,647)
ANRP I and II	25,195 (3)	(112,837)	52,501	(60,336)	(57,190)	52,873	(4,317)
AAA / Other[2][5]	213,242	(52,860)	58,620	5,760	(93,112)	136,080	42,968
Total Private Equity Funds	**$816,365**	**($98,372)**	**$136,497**	**$38,125**	**$65,247**	**$291,958**	**$357,205**
Total Private Equity Funds, net of profit share	**511,228**	**(63,389)**	**83,360**	**19,971**	**45,214**	**163,569**	**208,783**
Credit Funds							
Drawdown	$311,963 (3)	$31,845	$33,521	$65,366	$23,444	$60,180	$83,624
Liquid/Performing	55,903	(13,113)	17,861	4,748	(6,579)	21,412	14,833
Permanent Capital Vehicles	52,206	8,189	5,737	13,926	16,378	6,463	22,841
Total Credit Funds	**$420,072**	**$26,921**	**$57,119**	**$84,040**	**$33,243**	**$88,055**	**$121,298**
Total Credit Funds, net of profit share	**158,748**	**13,994**	**34,039**	**48,033**	**18,101**	**51,530**	**69,631**
Real Assets Funds							
CPI Funds	$319	$45	$—	$45	($14)	$—	($14)
U.S. RE Fund I and II	21,433 (1)	(1,079)	3,967	2,888	1,170	4,031	5,201
Other[5]	14,299	1,960	1,208	3,168	2,374	1,208	3,582
Total Real Assets Funds	**$36,051**	**$926**	**$5,175**	**$6,101**	**$3,530**	**$5,239**	**$8,769**
Total Real Assets Funds, net of profit share	**20,658**	**996**	**2,309**	**3,305**	**1,566**	**2,347**	**3,913**
Total	**$1,272,488**	**($70,525)**	**$198,791**	**$128,266**	**$102,020**	**$385,252**	**$487,272**
Total, net of profit share	**$690,634 (4)**	**($48,399)**	**$119,708**	**$71,309**	**$64,881**	**$217,446**	**$282,327**

(1) As of June 30, 2017, the remaining investments and escrow cash of Fund VII, Fund VI and U.S. RE Fund II were valued at 99%, 93% and 113% of the fund's unreturned capital, respectively, which were below the required escrow ratio of 115%. As a result, these funds are required to place in escrow current and future carried interest income distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of June 30, 2017, Fund VI had $167.6 million of gross carried interest income, or $110.7 million net of profit sharing, in escrow. As of June 30, 2017, Fund VII had $66.8 million of gross carried interest income, or $37.2 million net of profit sharing, in escrow. As of June 30, 2017, U.S. RE Fund II had $3.6 million of gross carried interest income, or $1.9 million net of profit sharing, in escrow. With respect to Fund VII, Fund VI and U.S. RE Fund II, realized carried interest income currently distributed to the general partner is limited to potential tax distributions per the fund's partnership agreement.

(2) AAA/Other includes $166.7 million of carried interest receivable, or $118.9 million net of profit sharing, from AAA Investments, L.P. which Apollo may elect to receive in cash or in common shares of Athene Holding (valued at the then fair market value); and if Apollo elects to receive payment of such carried interest in cash, then common shares of Athene Holding shall be distributed to Apollo and immediately sold by Apollo to pay for such carried interest in cash.

(3) As of June 30, 2017, certain credit funds and certain private equity funds had $60.6 million and $22.7 million, respectively, in general partner obligations to return previously distributed carried interest income. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations for certain credit funds and certain private equity funds was $346.5 million and $130.9 million, respectively, as of June 30, 2017.

(4) There was a corresponding profit sharing payable of $581.9 million as of June 30, 2017, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $86.9 million.

(5) Other includes certain SIAs.

14

Permanent Capital Vehicles

APOLLO

- As of June 30, 2017, Apollo had $95.6 billion of AUM across seven Permanent Capital Vehicles[1]
- Apollo generated $458.2 million of Fee Related Revenue from Permanent Capital Vehicles during the twelve months ended June 30, 2017, representing 40% of total fee related revenue
- The compound annualized growth rate ("CAGR") of permanent capital AUM since 2010 was 50% as of June 30, 2017. Apollo will continue to seek to grow its base of permanent capital opportunistically

Permanent Capital AUM


($ in billions)
$7
$25
$72
$87
$96
2010
2012
2014
2016
2Q'17

Supplemental Information

($ in millions, except where noted)	2Q'17
Athene[2]	*$71,436*
AGER[2]	*7,628*
MidCap	*7,400*
Apollo Investment Corp (AINV)[3]	*4,257*
Apollo Commercial Real Estate Finance (ARI)[4]	*4,080*
Apollo Senior Floating Rate Fund (AFT)	*432*
Apollo Tactical Income Fund (AIF)	*391*
Total AUM in Permanent Capital Vehicles	**$95,624**

(1) The investment management arrangements of the Permanent Capital Vehicles that Apollo manages vary in duration and may be terminated under certain circumstances. Refer to page 35 of this presentation for a definition of Permanent Capital Vehicles and additional information regarding the circumstances under which the investment management arrangements of the Permanent Capital Vehicles may be terminated.

(2) See page 16 for additional information regarding assets for which Apollo manages or provides investment advisory services through accounts owned by or related to Athene and AGER as of June 30, 2017.

(3) Amounts are as of March 31, 2017. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. Includes $1.5 billion of AUM related to a non-traded business development company.

(4) Amounts are as of March 31, 2017. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI's website is not part of this presentation.

15

2010 2012 2014 2016 2Q'17 $5 $8 Athene and AGER AUM Sub-Advised AUM by Asset Category Athene and AGER ($ in billions) 2Q'17 Private Equity $1.2 Credit $11.4 Liquid/Performing 10.3 Drawdown 1.1 Real Assets $4.9 Real Estate Debt 4.5 Real Estate Equity 0.4 Total $17.5 ▪ Through its subsidiaries, Apollo managed or advised $79.1 billion of combined AUM in accounts owned by or related to Athene and AGER(1) as of June 30, 2017 ▪ Of the total AUM, $17.5 billion, or 22%, was either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo ▪ During the quarter, $1.6 billion of Athene and AGER AUM moved from non-sub-advised to sub-advised by Apollo, bringing the total amount of new sub-advised AUM for the last twelve months ended June 30, 2017 to $3.7 billion ▪ Apollo will continue to seek attractive investment opportunities that are consistent with Athene’s investment objectives ($ in billions) 16 Athene AUM $71 $66 $60 $16 $2 AGER AUM (1) AUM relating to AGER includes $5.1 billion of AUM of Athene's German group companies, for which AGER currently is the holding company, and $2.5 billion of AUM in connection with its capital raise. The closing of AGER is subject to regulatory approval. For purposes of this presentation, AUM related to Athene does not include AUM related to AGER.

Appendix

Reconciliation of GAAP to Non-GAAP Measures

APOLLO

($ in thousands)	2Q'16	3Q'16	4Q'16	1Q'17	2Q'17	YTD'16	YTD'17
Total Revenues (GAAP)	**$660,447**	**$503,731**	**$685,380**	**$643,551**	**$432,872**	**$781,273**	**$1,076,423**
Equity awards granted by unconsolidated related parties and reimbursable expenses	(28,092)	(18,217)	(22,638)	(18,223)	(15,179)	(33,058)	(33,402)
Adjustments related to consolidated funds and VIEs	1,211	937	2,677	798	1,110	1,863	1,908
Other	1,451	5,612	187	—	—	2,903	—
Total Segment Revenues[1]	**$635,017**	**$492,063**	**$665,606**	**$626,126**	**$418,803**	**$752,981**	**$1,044,929**
Total Expenses (GAAP)	**$343,398**	**$282,257**	**$398,364**	**$345,988**	**$264,526**	**$485,297**	**$610,514**
Equity awards granted by unconsolidated related parties and reimbursable expenses	(28,209)	(19,688)	(22,673)	(18,223)	(15,179)	(33,292)	(33,402)
Transaction-related compensation charges	(4,896)	(14,276)	(29,494)	2,683	(1,549)	(2,523)	1,134
Reclassification of interest expense[1]	(9,800)	(12,832)	(12,977)	(12,999)	(13,195)	(17,673)	(26,194)
Amortization of transaction-related intangibles	(2,346)	(2,212)	(2,199)	(1,872)	(1,538)	(4,396)	(3,410)
Other	137	(494)	(788)	—	(5)	530	(5)
Total Segment Expenses[1]	**$298,284**	**$232,755**	**$330,233**	**$315,577**	**$233,060**	**$427,943**	**$548,637**
Total Other Income (Loss), net (GAAP)	**$136,742**	**$42,911**	**$135,530**	**$96,628**	**$23,819**	**$78,107**	**$120,447**
Reclassification of interest expense[2]	(9,800)	(12,832)	(12,977)	(12,999)	(13,195)	(17,673)	(26,194)
Adjustments related to consolidated funds and VIEs	(904)	(533)	(1,905)	(3,316)	(4,890)	(1,542)	(8,206)
Other	(1,462)	(5,696)	(1,252)	67	(201)	(2,126)	(134)
Total Segment Other Income (Loss)[1]	**$124,576**	**$23,850**	**$119,396**	**$80,380**	**$5,533**	**$56,766**	**$85,913**

(1) For details of Total Segment Revenues, Total Segment Expenses and Total Segment Other Income, refer to slide 19
(2) For EI presentation purposes, interest income is presented net of interest expense as a component of other income.

18

Non-GAAP Measures

APOLLO

- The following table sets forth our total segment revenues for the combined segments

($ in thousands)	2Q'16	3Q'16	4Q'16	1Q'17	2Q'17	YTD'16	YTD'17
Total Segment Revenues:							
Management fees from related parties	$241,633	$258,485	$246,598	$252,053	$266,908	$472,566	$518,961
Advisory and transaction fees from related parties, net	64,899	30,251	43,966	15,067	23,629	72,898	38,696
Carried interest income (loss) from related parties:							
Unrealized	286,505	167,484	227,901	172,545	(70,525)	115,614	102,020
Realized	41,980	35,843	147,141	186,461	198,791	91,903	385,252
Total Carried Interest Income from Related Parties	328,485	203,327	375,042	359,006	128,266	207,517	487,272
Total Segment Revenues	**$635,017**	**$492,063**	**$665,606**	**$626,126**	**$418,803**	**$752,981**	**$1,044,929**

- The following table sets forth our total segment expenses for the combined segments

($ in thousands)	2Q'16	3Q'16	4Q'16	1Q'17	2Q'17	YTD'16	YTD'17
Total Segment Expenses:							
Salary, bonus and benefits	$94,522	$86,804	$93,194	$94,721	$98,560	$186,892	$193,281
Equity-based compensation	15,722	16,154	15,872	16,745	17,566	32,442	34,311
Profit sharing expense:							
Unrealized	100,836	56,475	90,228	59,265	(22,126)	33,154	37,139
Realized	23,897	20,316	58,391	88,723	79,083	58,086	167,806
Realized: Equity-based	—	—	—	287	1,044	—	1,331
Total Profit Sharing Expense	124,733	76,791	148,619	148,275	58,001	91,240	206,276
Non-compensation expenses:							
General, administrative and other	61,518	51,953	52,658	53,932	53,674	113,879	107,606
Placement fees	1,789	1,053	19,890	1,904	5,259	3,490	7,163
Total Non-Compensation Expenses	63,307	53,006	72,548	55,836	58,933	117,369	114,769
Total Segment Expenses	**$298,284**	**$232,755**	**$330,233**	**$315,577**	**$233,060**	**$427,943**	**$548,637**

- The following table sets forth our total segment other income for the combined segments

($ in thousands)	2Q'16	3Q'16	4Q'16	1Q'17	2Q'17	YTD'16	YTD'17
Total Segment Other Income:							
Income from equity method investments	$44,706	$22,919	$38,815	$39,214	$17,219	$40,847	$56,433
Net gains (losses) from investment activities	88,498	17,362	89,247	34,490	(399)	31,999	34,091
Net interest loss	(8,886)	(11,528)	(11,714)	(11,988)	(12,067)	(15,777)	(24,055)
Other income (loss), net	258	(4,903)	3,048	18,664	780	(303)	19,444
Total Segment Other Income	**$124,576**	**$23,850**	**$119,396**	**$80,380**	**$5,533**	**$56,766**	**$85,913**

19

Private Equity

($ in thousands, except where noted)	2Q'16	3Q'16	4Q'16	1Q'17	2Q'17	YTD'16	YTD'17
Management fees from related parties	$76,518	$91,545	$79,014	$77,398	$77,275	$151,436	$154,673
Advisory and transaction fees from related parties, net	58,301	26,601	41,060	11,772	19,302	61,014	31,074
Carried interest income (loss) from related parties:							
Unrealized	207,845	75,019	232,278	163,619	(98,372)	61,510	65,247
Realized	266	9,844	72,182	155,461	136,497	266	291,958
Total Carried Interest Income (Loss) from Related Parties	208,111	84,863	304,460	319,080	38,125	61,776	357,205
Total Revenues	**342,930**	**203,009**	**424,534**	**408,250**	**134,702**	**274,226**	**542,952**
Salary, bonus and benefits	31,564	32,532	28,293	31,469	30,294	63,638	61,763
Equity-based compensation	6,765	6,645	6,754	7,095	7,704	14,150	14,799
Profit sharing expense:							
Unrealized	67,543	19,234	85,240	55,016	(34,983)	10,169	20,033
Realized	132	7,266	36,495	75,252	53,137	132	128,389
Realized: Equity-based	—	—	—	—	462	—	462
Total Profit Sharing Expense	67,675	26,500	121,735	130,268	18,616	10,301	148,884
Non-compensation expenses:							
General, administrative and other	20,551	18,118	16,923	17,360	16,617	36,282	33,977
Placement fees	1,085	330	(112)	134	1,341	2,079	1,475
Total Non-Compensation Expenses	21,636	18,448	16,811	17,494	17,958	38,361	35,452
Total Expenses	**127,640**	**84,125**	**173,593**	**186,326**	**74,572**	**126,450**	**260,898**
Income from equity method investments	31,410	14,384	25,970	31,728	10,348	25,927	42,076
Net gains (losses) from investment activities	6,457	1,191	7,837	3,396	(100)	2,351	3,296
Net interest loss	(3,252)	(4,188)	(4,319)	(4,242)	(4,336)	(5,680)	(8,578)
Other income (loss), net	341	103	1,330	17,790	781	217	18,571
Other Income	**34,956**	**11,490**	**30,818**	**48,672**	**6,693**	**22,815**	**55,365**
Economic Income[1]	**$250,246**	**$130,374**	**$281,759**	**$270,596**	**$66,823**	**$170,591**	**$337,419**
Fee Related Earnings	**$81,960**	**$67,269**	**$75,161**	**$58,001**	**$49,095**	**$110,668**	**$107,096**
AUM *($ in millions)*	41,181	42,181	43,628	44,573	67,798	41,181	67,798
Fee-Generating AUM *($ in millions)*	29,530	30,630	30,722	30,774	30,011	29,530	30,011

(1) YTD'17 includes $17.5 million in insurance proceeds received in connection with fees and expenses incurred relating to a legal proceeding, which was recorded in Other income (loss).

20

Credit

APOLLO

($ in thousands, except where noted)	2Q'16	3Q'16	4Q'16	1Q'17	2Q'17	YTD'16	YTD'17
Management fees from related parties	$151,252	$151,386	$151,560	$158,342	$169,856	$293,763	$328,198
Advisory and transaction fees from related parties, net	3,036	2,612	2,475	2,556	3,709	7,446	6,265
Carried interest income (loss) from related parties:							
Unrealized	80,397	91,502	(13,446)	6,322	26,921	59,218	33,243
Realized	40,046	20,500	74,331	30,936	57,119	85,198	88,055
Total Carried Interest Income (Loss) from Related Parties	120,443	112,002	60,885	37,258	84,040	144,416	121,298
Total Revenues	**274,731**	**266,000**	**214,920**	**198,156**	**257,605**	**445,625**	**455,761**
Salary, bonus and benefits	54,709	45,143	57,792	54,882	59,244	106,321	114,126
Equity-based compensation	8,300	8,834	8,491	9,102	9,228	16,860	18,330
Profit sharing expense:							
Unrealized	33,954	36,809	1,386	2,215	12,927	24,817	15,142
Realized	23,215	8,988	21,951	13,445	23,080	53,776	36,525
Realized: Equity-based	—	—	—	287	582	—	869
Total Profit Sharing Expense	57,169	45,797	23,337	15,947	36,589	78,593	52,536
Non-compensation expenses:							
General, administrative and other	35,546	29,161	30,446	32,090	31,760	66,032	63,850
Placement fees	683	723	19,934	1,770	3,918	1,390	5,688
Total Non-Compensation Expenses	36,229	29,884	50,380	33,860	35,678	67,422	69,538
Total Expenses	**156,407**	**129,658**	**140,000**	**113,791**	**140,739**	**269,196**	**254,530**
Income from equity method investments	12,940	8,036	11,466	6,483	5,856	13,788	12,339
Net gains (losses) from investment activities	82,041	16,171	81,410	31,094	(299)	29,648	30,795
Net interest loss	(4,715)	(6,172)	(6,127)	(6,522)	(6,484)	(8,370)	(13,006)
Other income (loss), net	(127)	(4,977)	1,012	811	(241)	(535)	570
Other Income (Loss)	**90,139**	**13,058**	**87,761**	**31,866**	**(1,168)**	**34,531**	**30,698**
Non-Controlling Interest	(2,175)	(510)	(2,394)	(934)	(559)	(4,560)	(1,493)
Economic Income	**$206,288**	**$148,890**	**$160,287**	**$115,297**	**$115,139**	**$206,400**	**$230,436**
Fee Related Earnings	**$67,384**	**$76,454**	**$51,929**	**$72,212**	**$85,052**	**$137,957**	**$157,264**
AUM *($ in millions)*	133,884	135,396	136,607	140,932	151,033	133,884	151,033
Fee-Generating AUM *($ in millions)*	108,774	110,123	111,781	114,914	121,271	108,774	121,271

21

Real Assets

($ in thousands, except where noted)	2Q'16	3Q'16	4Q'16	1Q'17	2Q'17	YTD'16	YTD'17
Management fees from related parties	$13,863	$15,554	$16,024	$16,313	$19,777	$27,367	$36,090
Advisory and transaction fees from related parties, net	3,562	1,038	431	739	618	4,438	1,357
Carried interest income (loss) from related parties:							
Unrealized	(1,737)	963	9,069	2,604	926	(5,114)	3,530
Realized	1,668	5,499	628	64	5,175	6,439	5,239
Total Carried Interest Income (Loss) from Related Parties	(69)	6,462	9,697	2,668	6,101	1,325	8,769
Total Revenues	**17,356**	**23,054**	**26,152**	**19,720**	**26,496**	**33,130**	**46,216**
Salary, bonus and benefits	8,249	9,129	7,109	8,370	9,022	16,933	17,392
Equity-based compensation	657	675	627	548	634	1,432	1,182
Profit sharing expense:							
Unrealized	(661)	432	3,602	2,034	(70)	(1,832)	1,964
Realized	550	4,062	(55)	26	2,866	4,178	2,892
Total Profit Sharing Expense	(111)	4,494	3,547	2,060	2,796	2,346	4,856
Non-compensation expenses:							
General, administrative and other	5,421	4,674	5,289	4,482	5,297	11,565	9,779
Placement fees	21	—	68	—	—	21	—
Total Non-Compensation Expenses	5,442	4,674	5,357	4,482	5,297	11,586	9,779
Total Expenses	**14,237**	**18,972**	**16,640**	**15,460**	**17,749**	**32,297**	**33,209**
Income from equity method investments	356	499	1,379	1,003	1,015	1,132	2,018
Net interest loss	(919)	(1,168)	(1,268)	(1,224)	(1,247)	(1,727)	(2,471)
Other income (loss), net	44	(29)	706	63	240	15	303
Other Income (Loss)	**(519)**	**(698)**	**817**	**(158)**	**8**	**(580)**	**(150)**
Economic Income	**$2,600**	**$3,384**	**$10,329**	**$4,102**	**$8,755**	**$253**	**$12,857**
Fee Related Earnings	**$3,778**	**$2,760**	**$4,375**	**$4,262**	**$6,317**	**$3,301**	**$10,579**
AUM *($ in millions)*	11,201	11,059	11,453	11,961	13,009	11,201	13,009
Fee-Generating AUM *($ in millions)*	7,124	7,916	8,295	8,466	9,672	7,124	9,672

22

Reconciliation of GAAP Net Income Per Class A Share to Non-GAAP Per Share Measures

APOLLO

($ in thousands, except share data)	2Q'16	3Q'16	4Q'16	1Q'17	2Q'17	YTD'16	YTD'17
Net Income Attributable to Apollo Global Management, LLC Class A Shareholders	**$174,092**	**$94,619**	**$166,967**	**$145,196**	**$86,908**	**$141,264**	**$232,104**
Distributions declared on Class A shares	(46,014)	(68,356)	(64,911)	(84,215)	(94,451)	(97,446)	(178,666)
Distribution on participating securities	(1,766)	(2,404)	(2,103)	(2,859)	(3,295)	(3,889)	(6,154)
Earnings allocable to participating securities	(4,959)	(849)	(3,337)	(2,264)	—	(1,766)	(1,760)
Undistributed income (loss) attributable to Class A shareholders: Basic	$121,353	$23,010	$96,616	$55,858	($10,838)	$38,163	$45,524
GAAP weighted average number of Class A shares outstanding: Basic	183,695,920	184,438,515	185,146,949	186,537,367	190,591,756	183,180,625	188,564,562
GAAP Net Income per Class A Share under the Two-Class Method: Basic	***$0.91***	***$0.50***	***$0.87***	***$0.75***	***$0.44***	***$0.74***	***$1.19***
Distributed Income	*$0.25*	*$0.37*	*$0.35*	*$0.45*	*$0.49*	*$0.53*	*$0.94*
Undistributed Income (Loss)	*$0.66*	*$0.13*	*$0.52*	*$0.30*	*($0.05)*	*$0.21*	*$0.25*
Net Income Attributable to Apollo Global Management, LLC Class A Shareholders	**$174,092**	**$94,619**	**$166,967**	**$145,196**	**$86,908**	**$141,264**	**$232,104**
Net Income Attributable to Apollo Global Management, LLC Class A Shareholders to Income Before Income Tax (Provision) Benefit Differences[1]	279,699	169,766	255,579	248,995	105,257	232,819	354,252
Income Before Income Tax (Provision) Benefit	**$453,791**	**$264,385**	**$422,546**	**$394,191**	**$192,165**	**$374,083**	**$586,356**
Income Before Income Tax (Provision) Benefit to Economic Income Differences[1]	5,343	18,263	29,829	(4,196)	(1,448)	3,161	(5,644)
Economic Income	**$459,134**	**$282,648**	**$452,375**	**$389,995**	**$190,717**	**$377,244**	**$580,712**
Income tax (provision) benefit on Economic Income	(64,283)	(51,896)	(58,269)	(58,372)	(2,397)	(55,357)	(60,769)
Preferred distributions	—	—	—	—	(4,772)	—	(4,772)
Economic Net Income	**$394,851**	**$230,752**	**$394,106**	**$331,623**	**$183,548**	**$321,887**	**$515,171**
Weighted Average Economic Net Income Shares Outstanding[2]	401,185,464	401,248,755	401,371,668	403,132,323	402,955,548	401,631,287	403,043,936
Economic Net Income per Share	*$0.98*	*$0.58*	*$0.98*	*$0.82*	*$0.46*	*$0.80*	*$1.28*
Economic Net Income to Distributable Earnings Differences[1]	(230,536)	(78,116)	(167,880)	(92,018)	74,158	(52,817)	(17,860)
Distributable Earnings	**$164,315**	**$152,636**	**$226,226**	**$239,605**	**$257,706**	**$269,070**	**$497,311**
Taxes and Related Payables	(2,968)	(4,105)	(289)	(6,348)	(6,724)	(5,241)	(13,072)
Preferred distributions	—	—	—	—	(4,772)	—	(4,772)
Distributable Earnings After Taxes and Related Payables	**$161,347**	**$148,531**	**$225,937**	**$233,257**	**$246,210**	**$263,829**	**$479,467**
Distributable Earnings Shares Outstanding[2]	407,343,429	407,212,090	409,974,049	409,150,111	409,441,046	407,343,429	409,441,046
Distributable Earnings per Share of Common & Equivalent	*$0.40*	*$0.36*	*$0.55*	*$0.57*	*$0.60*	*$0.65*	*$1.17*

(1) See page 5 for reconciliation of Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders, Income (Loss) Before Income Tax (Provision) Benefit, Economic Net Income (Loss) and Distributable Earnings.
(2) See page 26 for reconciliation of GAAP Class A shares outstanding to non-GAAP shares outstanding.

23

Walkdown of Non-GAAP Measures

APOLLO

($ in thousands, except per share data)

			2Q'17		YTD'17[2]	
			Results	Per Share	Results	Per Share
Economic Net Income	Distributable Earnings After Taxes and Related Payables	Fee Related Earnings				
			Management fees	$266,908		$518,961	
			Advisory and transaction fees from related parties, net	23,629		38,696	
			Carried interest income from related parties[1]	5,737		6,463	
			Salary, bonus and benefits	(98,560)		(193,281)	
			Non-compensation expenses	(58,933)		(114,769)	
			Other income attributable to Fee Related Earnings	2,242		20,362	
			Non-Controlling Interest	(559)		(1,493)	
			Fee Related Earnings	**$140,464**		**$274,939**	
			Net realized carried interest income	113,971		210,983	
			Non-cash revenues	(842)		(1,685)	
			Realized income from equity method investments	13,658		32,094	
			Net interest loss	(12,067)		(24,055)	
			Depreciation and amortization	2,522		5,035	
			Taxes and related payables	(6,724)		(13,072)	
			Preferred distributions	(4,772)		(4,772)	
			Distributable Earnings After Taxes and Related Payables	**$246,210**	**$0.60**	**$479,467**	**$1.17**
			Taxes and related payables	6,724		13,072	
			Net unrealized carried interest income	(48,399)		64,881	
			Non-cash revenues	842		1,685	
			Unrealized income from equity method investments	3,561		24,339	
			Unrealized gains (losses) from investment activities	(399)		34,091	
			Equity-based compensation	(17,566)		(34,311)	
			Equity-based profit sharing expense	(1,044)		(1,331)	
			Depreciation and amortization and other	(3,984)		(5,953)	
			Income tax provision on Economic Income	(2,397)		(60,769)	
			Economic Net Income	**$183,548**	**$0.46**	**$515,171**	**$1.28**

(1) Represents carried interest income from a publicly traded business development company we manage.
(2) Includes $17.5 million in insurance proceeds received in connection with fees and expenses incurred relating to a legal proceeding, which was recorded in other income (loss).

24

Shareholder Distribution

APOLLO

- Generated $0.60 of Distributable Earnings After Taxes and Related Payables per Share of Common & Equivalent during the quarter
- Apollo declared a quarterly distribution of $0.52 per Class A share to holders of record as of August 22, 2017, which is payable on August 31, 2017

($ in thousands, except per share data)	2Q'16	1Q'17	2Q'17	YTD'16	YTD'17
Distributable Earnings	**$164,315**	**$239,605**	**$257,706**	**$269,070**	**$497,311**
Taxes and Related Payables	(2,968)	(6,348)	(6,724)	(5,241)	(13,072)
Preferred Distributions	—	—	(4,772)	—	(4,772)
DE After Taxes and Related Payables	**$161,347**	**$233,257**	**$246,210**	**$263,829**	**$479,467**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	4	4,560	4,825	6	9,385
DE Before Certain Payables[1]	161,351	237,817	251,035	263,835	488,852
Percent to Common & Equivalents	47%	47%	49%	47%	49%
DE Before Other Payables Attributable to Common & Equivalents	75,770	112,874	122,265	123,871	238,093
Less: Taxes & Related Payables Attributable to Common & Equivalents	(4)	(4,560)	(4,825)	(6)	(9,385)
DE Attributable to Common & Equivalents	**$75,766**	**$108,314**	**$117,440**	**$123,865**	**$228,708**
Per Share of Common & Equivalent[2]	***$0.40***	***$0.57***	***$0.60***	***$0.65***	***$1.17***
Retained Capital per Share of Common & Equivalent[2][3]	*(0.03)*	*(0.08)*	*(0.08)*	*(0.03)*	*(0.16)*
Net Distribution per Share of Common & Equivalent[2]	***$0.37***	***$0.49***	***$0.52***	***$0.62***	***$1.01***
Payout Ratio	*93%*	*86%*	*87%*	*95%*	*86%*

(1) DE Before Certain Payables represents Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's tax receivable agreement.

(2) Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding and RSUs that participate in distributions (collectively referred to as "common & equivalents"). See page 26 for the share reconciliation.

(3) Retained capital is withheld pro-rata from common and equivalent holders and Apollo Operating Group ("AOG") unitholders.

25

2Q'16 3Q'16 4Q'16 1Q'17 2Q'17 YTD'16 YTD'17 Total GAAP Weighted-Average Class A Shares Outstanding: Basic 183,695,920 184,438,515 185,146,949 186,537,367 190,591,756 183,180,625 188,564,562 Non-GAAP Adjustments: Apollo Operating Group Units 216,065,719 215,869,166 215,569,749 215,286,909 211,895,190 216,117,787 213,591,049 RSUs 1,333,695 873,973 581,473 1,233,685 224,100 2,238,242 728,892 Restricted shares 90,130 67,101 73,497 74,362 244,502 94,633 159,433 Weighted-Average Economic Net Income Shares Outstanding 401,185,464 401,248,755 401,371,668 403,132,323 402,955,548 401,631,287 403,043,936 2Q'16 3Q'16 4Q'16 1Q'17 2Q'17 Total GAAP Class A Shares Outstanding 184,104,686 184,743,799 185,460,294 187,644,092 192,756,044 Non-GAAP Adjustments: Apollo Operating Group Units 216,000,633 215,795,633 215,457,239 214,957,239 210,024,821 Vested RSUs 1,327,326 997,519 2,752,455 425,736 415,218 Economic Net Income Shares Outstanding 401,432,645 401,536,951 403,669,988 403,027,067 403,196,083 Unvested RSUs Eligible for Distribution Equivalents 5,910,784 5,675,139 6,304,061 6,123,044 6,244,963 Distributable Earnings Shares Outstanding 407,343,429 407,212,090 409,974,049 409,150,111 409,441,046 Share Reconciliation 26

Unaudited Supplemental Presentation of Statement of Financial Condition

APOLLO

($ in thousands)	As of June 30, 2017			
	Apollo Global Management, LLC and Consolidated Subsidiaries[1]	Consolidated Funds and VIEs	Eliminations	Consolidated
Assets:				
Cash and cash equivalents	$1,070,805	$—	$—	$1,070,805
Cash and cash equivalents held at consolidated funds	—	9,672	—	9,672
Restricted cash	5,023	—	—	5,023
Investments	1,655,812	2,124	(81,097)	1,576,839
Assets of consolidated variable interest entities	—	1,150,372	(307)	1,150,065
Carried interest receivable	1,272,488	—	(2,177)	1,270,311
Due from related parties	283,230	—	(728)	282,502
Deferred tax assets	598,397	—	—	598,397
Other assets	149,378	433	(111)	149,700
Goodwill	88,852	—	—	88,852
Intangible assets, net	19,754	—	—	19,754
Total Assets	$5,143,739	$1,162,601	($84,420)	$6,221,920
Liabilities and Shareholders' Equity				
Liabilities:				
Accounts payable and accrued expenses	$60,094	$—	$—	$60,094
Accrued compensation and benefits	97,515	—	—	97,515
Deferred revenue	116,095	—	—	116,095
Due to related parties	612,772	—	—	612,772
Profit sharing payable	581,854	—	—	581,854
Debt	1,358,444	—	—	1,358,444
Liabilities of consolidated variable interest entities	—	994,439	(47,911)	946,528
Other liabilities	94,658	772	—	95,430
Total Liabilities	2,921,432	995,211	(47,911)	3,868,732
Shareholders' Equity:				
Apollo Global Management, LLC shareholders' equity:				
Preferred shares	264,398	—	—	264,398
Additional paid in capital	1,716,138	—	—	1,716,138
Accumulated deficit	(755,466)	16,626	(16,625)	(755,465)
Accumulated other comprehensive income (loss)	(3,198)	(1,399)	1,575	(3,022)
Total Apollo Global Management, LLC shareholders' equity	1,221,872	15,227	(15,050)	1,222,049
Non-Controlling Interests in consolidated entities	6,576	152,163	(21,459)	137,280
Non-Controlling Interests in Apollo Operating Group	993,859	—	—	993,859
Total Shareholders' Equity	2,222,307	167,390	(36,509)	2,353,188
Total Liabilities and Shareholders' Equity	$5,143,739	$1,162,601	($84,420)	$6,221,920

(1) Represents amounts of the total combined segments.

27

Investment Records as of June 30, 2017

APOLLO

Drawdown

($ in millions)	Vintage Year[1]	Total AUM	Committed Capital	Total Invested Capital[1]	Realized Value[1]	Remaining Cost[1]	Unrealized Value[1]	Total Value[1]	As of June 30, 2017 Gross IRR[1]	Net IRR[1]
Private Equity:										
Fund IX	N/A	$24,300	$24,300	—	—	—	—	—	—	—
Fund VIII	2013	20,832	18,377	$11,252	$2,021	$9,858	$13,210	$15,231	26 %	16 %
Fund VII	2008	5,972	14,677	16,125	29,803	3,498	3,633	33,436	34	26
Fund VI	2006	3,733	10,136	12,457	18,100	3,407	3,114	21,214	12	10
Fund V	2001	311	3,742	5,192	12,697	138	54	12,751	61	44
Funds I, II, III, IV & MIA[3]	Various	15	7,320	8,753	17,400	—	1	17,401	39	26
Traditional Private Equity Funds[4]		*$55,163*	*$78,552*	*$53,779*	*$80,021*	*$16,901*	*$20,012*	*$100,033*	*39 %*	*25 %*
ANRP II	2016	3,522	3,454	908	467	701	918	1,385	NM[2]	NM[2]
ANRP I	2012	1,215	1,323	1,044	577	709	889	1,466	13	9
AION	2013	699	826	406	159	294	289	448	8	(5)
Total Private Equity[9]		**$60,599**	**$84,155**	**$56,137**	**$81,224**	**$18,605**	**$22,108**	**$103,332**		
Credit:										
Credit Opportunity Funds										
COF III	2014	$3,184	$3,426	$4,687	$2,450	$2,366	$2,213	$4,663	(1)%	(2)%
COF I & II	2008	447	3,068	3,787	7,397	126	167	7,564	23	20
European Principal Finance Funds										
EPF II[5]	2012	4,197	3,459	3,713	1,731	1,981	3,266	4,997	19	12
EPF I[5]	2007	267	1,480	1,944	3,244	—	31	3,275	23	17
Structured Credit Funds										
FCI II	2013	2,533	1,555	2,090	870	1,626	1,805	2,675	15	12
FCI I	2012	1,061	559	1,303	929	824	823	1,752	15	11
SCRF III[12]	2015	976	1,238	1,765	1,330	554	576	1,906	18	14
SCRF I & II[12]	Various	—	222	707	885	—	—	885	27	21
Other Drawdown Funds & SIAs[6]	Various	7,089	9,467	8,530	8,194	2,454	2,182	10,376	9	6
Total Credit[10]		**$19,754**	**$24,474**	**$28,526**	**$27,030**	**$9,931**	**$11,063**	**$38,093**		
Real Assets:										
U.S. RE Fund II[7]	2016	$912	$863	$423	$146	$358	$411	$557	20 %	18 %
U.S. RE Fund I[7]	2012	481	652	634	628	246	315	943	17	13
AGRE Debt Fund I[13]	2011	1,127	2,098	2,069	1,163	1,137	1,078	2,241	8	6
CPI Funds[8]	Various	613	4,940	2,548	2,599	283	84	2,683	15	11
Asia RE Fund	2017	585	588	175	—	175	184	184	NM	NM
Total Real Assets[11]		**$3,718**	**$9,141**	**$5,849**	**$4,536**	**$2,199**	**$2,072**	**$6,608**		

Note: The Drawdown funds included in the investment record table above have greater than $500 million of AUM and/or form part of a flagship series of funds. The SIAs included in the investment record table above have greater than $200 million of AUM and do not predominantly invest in other Apollo funds or SIAs. Footnotes to the above table appear on page 29.

28

Investment Records – Notes (1) Refer to the definitions of Vintage Year, Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value, Total Value, Gross IRR and Net IRR in the non-GAAP financial information & definitions section of this presentation. (2) Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful. (3) The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo’s Managing Partners and other investment professionals. (4) Total IRR is calculated based on total cash flows for all funds presented. (5) Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.14 as of June 30, 2017. (6) Amounts presented have been aggregated for (i) Drawdown funds with AUM greater than $500 million that do not form part of a flagship series of funds and (ii) SIAs with AUM greater than $200 million that do not predominantly invest in other Apollo funds or SIAs. Certain SIAs’ historical figures are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.14 as of June 30, 2017. Additionally, certain SIAs totaling $1.8 billion of AUM have been excluded from Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value and Total Value. These SIAs have an open ended life and a significant turnover in their portfolio assets due to the ability to recycle capital. These SIAs had $10.2 billion of Total Invested Capital through June 30, 2017. (7) U.S. RE Fund I and U.S. RE Fund II, closed-end private investment funds, had $156 million and $390 million of co-investment commitments raised as of June 30, 2017, respectively, which are included in the figures in the table. A co-invest entity within U.S. RE Fund I is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.30 as of June 30, 2017. (8) As part of the acquisition of Citi Property Investors (“CPI”), Apollo acquired general partner interests in fully invested funds. CPI Funds refers to CPI Capital Partners North America, CPI Capital Partners Asia Pacific, CPI Capital Partners Europe and other CPI funds or individual investments of which Apollo is not the general partner or manager and only receives fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. For CPI Capital Partners North America, CPI Capital Partners Asia Pacific and CPI Capital Partners Europe, the gross and net IRRs are presented in the investment record table since acquisition on November 12, 2010. The aggregate net IRR for these funds from their inception to June 30, 2017 was (1)%. This net IRR was primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010. (9) Certain private equity co-investment vehicles and funds with AUM less than $500 million have been excluded. These co-investment vehicles and funds had $7.2 billion of aggregate AUM as of June 30, 2017. (10) Certain credit funds and SIAs with AUM less than $500 million and $200 million, respectively, have been excluded. These funds and SIAs had $5.9 billion of aggregate AUM as of June 30, 2017. (11) Certain accounts owned by or related to Athene, certain co-investment vehicles and certain funds with AUM less than $500 million have been excluded. These accounts, co-investment vehicles and funds had $5.3 billion of aggregate AUM as of June 30, 2017. (12) Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments. (13) The investors in this U.S. Dollar denominated fund have chosen to make contributions and receive distributions in the local currency of each underlying investment. As a result, Apollo has not entered into foreign currency hedges for this fund and the returns presented include the impact of foreign currency gains or losses. The investor’s gross and net IRR, before the impact of foreign currency gains or losses, from the fund’s inception to June 30, 2017 was 10% and 9%, respectively. 29

Investment Records as of June 30, 2017

APOLLO

Liquid/Performing

($ in millions)	Vintage Year	Total AUM	Net Returns 2Q'17	YTD'17	2Q'16	YTD'16	FY'16
Credit:							
Hedge Funds[1]	Various	$6,399	1%	2%	3%	5%	11%
CLOs[2]	Various	11,541	1	2	2	4	9
SIAs / Other	Various	21,673	2	4	3	3	9
Total		**$39,613**					

Permanent Capital Vehicles

($ in millions)	IPO Year[4]	Total AUM	Total Returns[3] 2Q'17	YTD'17	2Q'16	YTD'16	FY'16
Credit:							
MidCap[5]	N/A	$7,400	3%	6%	2%	3 %	10%
AIF	2013	391	1	10	9	9	23
AFT	2011	432	(2)	—	6	8	24
AINV[6]	2004	4,257	—	14	3	14	26
Real Assets:							
ARI[7]	2009	4,080	1%	17%	1%	(1)%	8%
Total		**$16,560**					

Note: The above table summarizes the investment record for our Liquid/Performing and Permanent Capital Vehicles as defined in the non-GAAP financial information & definitions section of this presentation (excluding Athene Non-Sub-Advised, which refers to that portion of Athene's assets which are managed or advised by Apollo but not sub-advised by Apollo or invested in funds and or investment vehicles managed by Apollo and AGER Non-Sub-Advised, which refers to that portion of AGER's assets which are managed or advised by Apollo but not sub-advised by Apollo or invested in funds and or investment vehicles managed by Apollo). All amounts are as of June 30, 2017, unless otherwise noted. Footnotes to the above tables appear on page 31.

30

Investment Records – Notes (1) Hedge funds primarily includes Apollo Credit Strategies Master Fund Ltd., Apollo Credit Master Fund Ltd. and Apollo Credit Short Opportunities Fund. (2) CLO returns are calculated based on gross return on invested assets, which excludes cash. (3) Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission. (4) An initial public offering (“IPO”) year represents the year in which the vehicle commenced trading on a national securities exchange. (5) MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. The returns presented are a gross return based on NAV. The net returns based on NAV were 2%, 4%, 1%, 2% and 6% for 2Q'17, YTD’17, 2Q'16, YTD’16 and FY’16, respectively. Gross and net return are defined in the non-GAAP financial information and definitions section of this presentation. (6) All amounts are as of March 31, 2017 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. Includes $1.5 billion of AUM related to a non-traded business development company sub-advised by Apollo. Net returns exclude performance of the non-traded business development company. (7) Amounts are as of March 31, 2017. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI’s website is not part of this presentation. 31

Non-GAAP Financial Information & Definitions Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): ▪ “Economic Income”, or “EI”, as well as “Economic Net Income”, or “ENI”, are key performance measures used by management in evaluating the performance of Apollo’s private equity, credit and real assets segments. Management uses these performance measures in making key operating decisions such as the following: • Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; • Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and • Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s shareholders by providing such individuals a profit sharing interest in the carried interest income earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year. ▪ EI represents segment income (loss) before income tax provision excluding transaction-related charges arising from the 2007 private placement, and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. In addition, segment data excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. ▪ ENI represents EI adjusted to reflect income tax provision on EI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG Units for Class A shares of Apollo Global Management, LLC. The economic assumptions and methodologies that impact the implied income tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. ENI is net of preferred distributions, if any, to Series A Preferred Shareholders. ▪ Fee Related Earnings, or “FRE”, is derived from our segment reported results and refers to a component of EI that is used as a supplemental performance measure to assess whether revenues that we believe are generally more stable and predictable in nature, primarily consisting of management fees, are sufficient to cover associated operating expenses and generate profits. FRE is the sum across all segments of (i) management fees, (ii) advisory and transaction fees, (iii) carried interest income earned from a publicly traded business development company we manage and (iv) other income, net, excluding gains (losses) arising from the reversal of a portion of the tax receivable agreement liability, less (y) salary, bonus and benefits, excluding equity-based compensation and (z) other associated operating expenses. ▪ “Distributable Earnings”, or “DE”, as well as “DE After Taxes and Related Payables” are derived from Apollo’s segment reported results, and are supplemental measures to assess performance and amount of earnings available for distribution to Class A shareholders, holders of RSUs that participate in distributions and holders of AOG Units. DE represents the amount of net realized earnings without the effects of the consolidation of any of the related funds. DE, which is a component of EI, is the sum across all segments of (i) total management fees and advisory and transaction fees, excluding monitoring fees received from Athene based on its capital and surplus (as defined in Apollo’s transaction advisory services agreement with Athene), (ii) other income (loss), excluding the gains (losses) arising from the reversal of a portion of the tax receivable agreement liability, (iii) realized carried interest income, and (iv) realized investment income, less (i) compensation expense, excluding the expense related to equity-based awards, (ii) realized profit sharing expense, and (iii) non-compensation expenses, excluding depreciation and amortization expense. DE After Taxes and Related Payables represents DE less estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo’s tax receivable agreement. DE After Taxes and Related Payables is net of preferred distributions, if any, to Series A Preferred Shareholders. 32

Non-GAAP Financial Information & Definitions Cont’d ▪ “Assets Under Management”, or “AUM”, refers to the assets we manage or advise for the funds, partnerships and accounts to which we provide investment management or advisory services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: i) the fair value of the investments of the private equity funds, partnerships and accounts we manage or advise plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments; ii) the net asset value, or “NAV,” of the credit funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”) and collateralized debt obligations (“CDOs”), which have a fee-generating basis other than the mark-to-market value of the underlying assets, plus used or available leverage and/or capital commitments; iii) the gross asset value or net asset value of the real assets funds, partnerships and accounts we manage, and the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, which includes the leverage used by such structured portfolio company investments; iv) the incremental value associated with the reinsurance investments of the portfolio company assets we manage or advise; and v) the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management or advisory services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Our AUM measure includes Assets Under Management for which we charge either no or nominal fees. In addition our AUM measure includes certain assets for which we do not have investment discretion. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Our calculation also differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM, Capital Deployed and Dry Powder as performance measurements of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends on the specific terms and conditions of each fund. • “Fee-Generating AUM” consists of assets we manage or advise for the funds, partnerships and accounts to which we provide investment management or advisory services and on which we earn management fees, monitoring fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts we manage or advise. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. ▪ “Carry-Eligible AUM” refers to the AUM that may eventually produce carried interest income. All funds for which we are entitled to receive a carried interest income allocation are included in Carry-Eligible AUM, which consists of the following: ▪ “Carry-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage or advise, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to the general partner in accordance with the applicable limited partnership agreements or other governing agreements; ▪ “AUM Not Currently Generating Carry”, which refers to invested capital of the funds, partnerships and accounts we manage or advise that is currently below its hurdle rate or preferred return; and ▪ “Uninvested Carry-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage or advise that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce carried interest income allocable to the general partner. 33

Non-GAAP Financial Information & Definitions Cont’d ▪ “Advisory” refers to certain assets advised by Apollo Asset Management Europe PC LLP, a wholly-owned subsidiary of Apollo Asset Management Europe LLP (collectively, “AAME”). The AAME entities are subsidiaries of Apollo. Until AAME receives full authorization by the UK Financial Conduct Authority (“FCA”), references to AAME mean AAME and Apollo Management International LLP, an existing FCA authorized and regulated subsidiary of Apollo in the United Kingdom. ▪ “Capital deployed” or “Deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage) by (i) our drawdown funds (ii) SIAs that have a defined maturity date and (iii) funds and SIAs in our real estate debt strategy. ▪ “Drawdown” refers to commitment-based funds and certain SIAs in which investors make a commitment to provide capital at the formation of such funds and SIAs and deliver capital when called as investment opportunities become available. It includes assets of Athene Holding Ltd. (“Athene Holding”) and its subsidiaries (collectively “Athene”) managed by Athene Asset Management, L.P. (“Athene Asset Management” or “AAM”) that are invested in commitment-based funds. ▪ “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding” represents Non-GAAP Diluted Shares Outstanding and unvested RSUs that participate in distributions. Management uses this measure in determining DE per share as well as DE After Taxes and Related Payables per share described below. ▪ “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses. ▪ Gross IRR of a private equity fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on June 30, 2017 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor.  ▪ Gross IRR of a credit fund represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, carried interest income allocated to the general partner and certain other fund expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. ▪ Gross IRR of a real assets fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on June 30, 2017 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, carried interest, and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. ▪ Gross Return of a credit or real assets fund is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. ▪ “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers, and (ii) on an aggregate basis, the sum of inflows across the private equity, credit and real assets segments. ▪ “Liquid/Performing” includes CLOs and other performing credit vehicles, hedge fund style credit funds, structured credit funds and SIAs, as well as sub-advised managed accounts owned by or related to Athene. Certain commitment-based SIAs are included as the underlying assets are liquid. ▪ Net IRR of a private equity fund means the gross IRR applicable to a fund, including returns for related parties which may not pay fees or carried interest, net of management fees, certain fund expenses (including interest incurred or earned by the fund itself) and realized carried interest all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund.  To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. ▪ Net IRR of a credit fund represents the annualized return of a fund after management fees, carried interest income allocated to the general partner and certain other fund expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. 34

Non-GAAP Financial Information & Definitions Cont’d ▪ Net IRR of a real assets fund represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of June 30, 2017 or other date specified is paid to investors), excluding certain non-fee and non-carry bearing parties, and the return is annualized and compounded after management fees, carried interest, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. ▪ Net Return of a credit or real assets fund represents the Gross Return after management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross or net returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. ▪ “Non-GAAP Diluted Shares Outstanding” is calculated using the GAAP outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions. ▪ “Non-GAAP Weighted Average Diluted Shares Outstanding” is calculated using the GAAP weighted average outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining EI and ENI per share. ▪ “Permanent Capital Vehicles” refers to (a) assets that are owned by or related to Athene or AGER, (b) assets that are owned by or related to MidCap FinCo Limited (“MidCap”) and managed by Apollo, (c) assets of publicly traded vehicles managed by Apollo such as Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law and (d) a non-traded business development company sub-advised by Apollo. The investment management agreements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940. In addition, the investment management agreements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management agreement of ARI has a one year term and is reviewed annually by ARI’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of ARI’s independent directors. The investment management or advisory arrangements between MidCap and Apollo and Athene and Apollo, may also be terminated under certain circumstances. ▪ “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or carried interest to be paid by such Apollo fund. ▪ “Remaining Cost” represents the initial investment of the fund in a portfolio investment, reduced for any return of capital distributed to date on such portfolio investment. ▪ “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves. ▪ “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. ▪ Private Equity fund appreciation (depreciation) refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII), ANRP I & II, Apollo Special Situations Fund, L.P. and AION Capital Partners Limited (“AION”) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; ▪ Traditional Private Equity fund appreciation (depreciation) refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; ▪ “Unrealized MOIC” or “Unrealized Multiple of Invested Capital” is calculated as Unrealized Value divided by Remaining Cost; ▪ “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include pay in kind, accrued interest and dividends receivable, if any.  In addition, amounts include committed and funded amounts for certain investments; and ▪ “Vintage Year” refers to the year in which a fund’s final capital raise occurred. 35

Forward Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real assets funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 13, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 36